EXHIBIT B
                                                             TO RIGHTS AGREEMENT

                          [Form of Rights Certificate]

Certificate No. W -                                              ________ Rights

          NOT EXERCISABLE AFTER (I) FEBRUARY 1, 2009, OR (II) IF THE DISTRIBUTION DATE (AS DEFINED BELOW) SHALL HAVE OCCURRED BEFORE THE DATE SPECIFIED IN CLAUSE (I), THE DATE WHICH IS NINETY (90) DAYS AFTER FEBRUARY 1, 2009, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AND UNDER CERTAIN OTHER CIRCUMSTANCES, AT $0.005 PER RIGHT (SUBJECT TO ADJUSTMENT), ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                               Rights Certificate

     This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 1, 1999 (the "Rights Agreement") between Calton, Inc. (the "Corporation"), and First City Transfer Company, (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on February 1, 2009 (or if the Distribution Date shall have occurred before February 1, 2009, at the close of business on the 90th day following the Distribution Date) at the office of the Rights Agent designated in the Rights Agreement for such purpose, or its successor as Rights Agent, in Iselin, NJ, one one-hundredth (1/100th) of a fully paid nonassessable share of Class A Preferred Stock Series One, $0.01 par value per share, of the Corporation (the "Preferred Stock") at a purchase price of $5.50, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase attached hereto duly executed.

     As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Rights Certificate, as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Corporation and the holders of record of Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Corporation.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated in the Rights Agreement for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option or under certain other circumstances at a redemption price of $0.01 per Right. No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth (1/100th) of a share) are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof the Corporation may cause depositary receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement. This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of _____________, ____.

ATTEST:


______________________________              By:  _______________________________
Secretary                                        Title:



Countersigned:

FIRST CITY TRANSFER COMPANY


By:  _______________________________

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

     FOR VALUE RECEIVED ________________________________________________________

hereby sells, assigns  and  transfers  unto

________________________________________________________________________________
                 (Please print name and address of transferee)

Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ Attorney to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:  ____________, ____

                                                 _______________________________
                                                 Signature

Signature Guaranteed:

                                   Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Associate or an Affiliate thereof (as such terms are defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


Dated:
____________, ____                               _______________________________
                                                 Signature


                                     NOTICE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if registered holder
                  desires to exercise the Rights Certificate.)

TO:_________________

     The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the following name:

     Please insert social security or other identifying number:  _______________

________________________________________________________________________________
                        (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

     Please insert social security or other identifying number:  _______________

________________________________________________________________________________
                        (Please print name and address)


Dated:  ____________, ____

                                                 _______________________________
                                                 Signature
                                                 (Signature  must conform in all
                                                 respects  to name of  holder as
                                                 specified  on the  face of this
                                                 Rights Certificate)

Signature Guaranteed